Exhibit 10.25

AMENDMENT TO AGREEMENT

This Amendment to the attached Board Executive Advisor Agreement - Rev 4” (“Agreement”) is entered into as of June 28, 2018 (“Effective Date”) by and between Allegro MicroSystems, Inc., (formerly Sanken North America, Inc.) having an address at 955 Perimeter Road, Manchester, New Hampshire 03103 (“Allegro”), and Reza Kazerounian having an address at [XXX] (“ADVISOR”). Allegro and ADVISOR are referred to herein collectively as the “Parties.”

WHEREAS, ADVISOR has been offered to become a member of the Board of Directors of Allegro; and

WHEREAS, Allegro desires that ADVISOR continue as a Board Executive Advisor while also serving on the Board.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	All references to Sanken North America, Inc. in the Agreement are hereby replaced with Allegro Microsystems, Inc.

2.	The first sentence of Section 1 is hereby amended in its entirety and replaced with the following sentence:

1.	ADVISOR shall be provided a fee of $18,750 per month commencing on August 1, 2018 and continuing until such time as AMl’s Board notifies ADVISOR that ADVISOR’S engagement is terminated.

Except for the Amendments as stated above, the Agreement remains unchanged in its entirety.

IN WITNESS WHEREOF, the Parties have entered into this Amendment to the Agreement as of the Effective Date set forth above.

ALLEGRO MICROSYSTEMS, INC.	REZA KAZEROUNIAN

/s/ Ravi Vig	/s/ Reza Kazerounian
Ravi Vig	Reza Kazerounian
President & CEO

Date: 7-11-18	Date: 7-3-18